ThePrʘvoGroup
of Companies

1900 W. 75th St.
Suite 100
Prairie Village, Kansas
66208

913.666.5651 KS
816.421.7444 MO
FAX: 913.666.5650

TPG CEO, Inc.
Rescue Services

TPG Financial, Inc.
Owner Representation

TPG Management, Inc.
Asset Management

TPG, Inc.
Administrative Services

TPG Sanibel Holiday, L.C.
Virtual Resort Services

TPG Capital, Inc.
Investments

Chicago, Illinois Office
708.857.5760

Sanibel, Florida Office
239.472.6565

December 31, 2020

Re: DiVall Insured Income Properties 2, L.P.
(the "Partnership")

Dear Limited Partner:

Each limited partner who has a qualified plan is subject to annual reporting requirements under the Employee Retirement Income Security Act of 1974 (ERISA).

To assist you in filing this information for your investment in DiVall Insured Income Properties 2 Limited Partnership, we have estimated the **Net Unit Value** of each interest of the Partnership to approximate $495 at December 31, 2020.

Because no formal market exists for the Partnership's interest, actual sales prices of interests may vary. In addition, there is no assurance that these values will be obtained upon the future sale of the Partnership's assets.

If you have any questions or need additional assistance, please contact Investor Relations at 844-932-1769.

Sincerely,
The Provo Group, Inc., General Partner

By:______________________
Bruce A. Provo, its President